Exhibit 99.1

Dyadic Reports Second Quarter 2025 Financial Results and Highlights of Recent Company Progress

●	Completed Strategic Leadership and Operational Transformation from R&D to Commercial Operations
●	Rebranded as Dyadic Applied BioSolutions to Reflect Our New Operational Priorities
●	Full Redesign of Corporate Website to Prioritize Commercial Execution and Long-term Value Creation
●	Completed $5.3 million Equity Offering to Strengthen Liquidity and Help Fund Pipeline and Commercial Growth
●	Achieved Key Development and Commercial Milestones in Life Sciences and Nutrition Markets
●	Advanced Multiple Recombinant Protein Programs Toward Commercialization
●	Cash, Cash Equivalents, Restricted Cash and Cash Equivalent, and Investment Grade Securities of $7.3 million as of June 30, 2025; Additional $5.3 million of Net Proceeds from the Equity Offering on August 1, 2025
●	Dyadic to Host an Earnings Call at 5:00 pm ET

JUPITER, Fla., August 13, 2025 — Dyadic International, Inc. (“Dyadic”, “we”, “us”, “our”, or the “Company”) (NASDAQ: DYAI), a global biotechnology company focused on the scalable production of high-value, precision engineered functional input proteins for non-therapeutic applications in life sciences, food and nutrition, and industrial biotechnology utilizing its proprietary gene expression platforms, today announced its financial results for the second quarter of 2025, highlighting recent company progress.

“Q2 marked a pivotal turning point in Dyadic’s evolution as we advanced our transformation from a technology development organization to a market-facing, revenue-focused biotechnology company. Our rebranding to Dyadic Applied BioSolutions and strategic realignment have sparked renewed interest across our ecosystem — from partners and customers to investors — and reflect our commitment to commercial execution,” said Joe Hazelton, President and COO. “We achieved critical milestones in our life sciences and nutrition pipelines, while our microbial production platforms continued to demonstrate the ability to disrupt the cost, speed, and scalability of protein production across life sciences, food, nutrition, and bio-industrial markets that are rapidly shifting toward non-animal sources. The recent capital raise should enable us to accelerate our shift from R&D-driven to commercially focused, and we are particularly excited about the anticipated upcoming launches of DNase I and recombinant human albumin through our partnership with Proliant Health and Biologics, the first of a potential series of product-driven revenue catalysts as we continue delivering on our mission to engineering proteins that power progress.”

Recent Company Developments and Updates

Life Sciences

●	Non-Animal Cell Culture Media

●	Recombinant Serum Albumin: In partnership with Proliant Health and Biologicals (“Proliant”), Dyadic is advancing toward an expected commercial launch in 2025 of animal-free serum albumin for use in cell culture, diagnostics and vaccine stabilization. Dyadic has received $1.0 million in milestone payments to date, with additional payments and royalties tied to commercial success. Additionally, the Company anticipates achieving a third milestone payment of $500,000 in Q3 2025 related to productivity improvements and future revenue sharing payments for commercial sales.

●	Recombinant Transferrin: Dyadic’s animal-free transferrin has demonstrated equivalent performance to leading recombinant reference standards in cell proliferation testing. Designed as a high-quality, cost-effective, non-animal alternative to serum-derived transferrin, it targets applications in cell culture media, diagnostics, research, and bioprocessing. Sampling and validation for diagnostic and research use is actively underway in Q3 2025.

●	Growth Factors: Dyadic’s recombinant Fibroblast Growth Factor (FGF) has demonstrated comparable performance to reference standards in supporting animal muscle cell growth. Efforts are underway to improve productivity, with additional characterization and validation ongoing. Sampling to cell culture, diagnostic and research markets is underway.

●	Reagent Proteins & DNA/RNA Enzymes

●	DNase-1 (RNase-free): Dyadic’s RNase-free DNase-1, developed for use in molecular diagnostics, biopharma, and related applications, is advancing toward commercial availability. Initial scale-up at an European Contract Development and Manufacturing Organization has been successful, with production validation and research-grade material manufacturing underway. Sampling is active, with ongoing discussions for potential partnerships and agreements across multiple markets.

●	Expanded Nucleic Acid Enzymes Portfolio: Dyadic is developing and validating prototypes for four additional enzymes, including RNase Inhibitors and T7 RNA Polymerase, to support growing demand for DNA/RNA manipulation tools. Initial quality and productivity improvements have shown positive results, with further optimization underway and results expected by late 2025 and into 2026.

Food and Nutrition

●	Non-animal Dairy Applications

●	Alpha-Lactalbumin: Dyadic is actively negotiating licensing and supply agreements for its recombinant alpha-lactalbumin. Characterization is ongoing, with sampling for the cell culture research market expected in Q4 2025.

●	Human Lactoferrin: A stable cell line has been developed, with continued optimization and characterization underway. Sampling for research use is expected to begin in the second half of 2025.

●	Non-Animal Dairy Enzymes: Dyadic expects to receive a $250,000 milestone payment from Inzymes for productivity achievements. Scale-up and commercialization efforts for the first enzyme are progressing toward a late 2025 launch, with additional enzymes in development under the existing license agreement.

BioPharmaceutical Programs

●	Gates Foundation Monoclonal Antibody Project: Achieved milestones in its partnership with the Gates Foundation, resulting in a second installment of $1.5 million in non-dilutive funding from a $3.0 million grant to further develop low-cost monoclonal antibodies (mAbs) for diseases such as malaria and RSV.

●	CEPI-FBS Grant: Dyadic’s C1 platform is being advanced under a $4.5M Coalition for Epidemic Preparedness Innovations (“CEPI”) grant awarded to Fondazione Biotecnopolo di Siena, with Dyadic eligible to receive up to $2.4M as a subcontractor. The project supports antigen design, cell line development, and cGMP scale-up for recombinant protein vaccines.

●	European Vaccines Hub: Dyadic participated in the inaugural EVH meeting, a €170M EU-backed initiative led by Dr. Rino Rappuoli to establish a centralized vaccine R&D and manufacturing hub. Dyadic’s C1 platform is among the technologies under evaluation for its potential to accelerate and reduce the cost of vaccine and antibody production.

●	Uvax Bio Collaboration: CEPI awarded $2.6M to Uvax Bio, with a portion allocated to MERS vaccine development and assessment of Dyadic’s C1 platform for rapid, cost-effective vaccine manufacturing.

Bio Industrial Products

●	In partnership with Fermbox Bio, EN3ZYME™ — a Dyadic-produced enzyme cocktail for converting agri-residue into fermentable cellulosic sugars — was launched using the Dapibus™ expression platform. Initial enzyme delivery has been completed following an initial Fermbox purchase order. Dyadic is expected to receive a 50/50 revenue profit share from commercial sales.

●	Sampling efforts are currently underway, with ongoing negotiations in the biomass processing, biofuels, and pulp & paper markets to expand product adoption and explore additional enzyme opportunities under development.

Financial Highlights

Cash Position: As of June 30, 2025, cash, cash equivalents, restricted cash and cash equivalents, and the carrying value of investment-grade securities, including accrued interest, were approximately $7.3 million compared to $9.3 million as of December 31, 2024.

On August 1, 2025, the Company closed its public offering (the “Offering”) of 6,052,000 shares of its common stock, par value $0.001 per share at a public offering price of $0.95 per share. The net proceeds to the Company from the Offering were approximately $5.3 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company intends to use the net proceeds of the Offering for working capital and general corporate purposes, such as product development, sales and marketing.

Revenue: Total revenue for the three months ended June 30, 2025, increased to $967,000 compared to $386,000 for the same period a year ago. The increase was driven by the $250,000 milestone revenue upon the achievement of commercially viable target yield related to the Inzymes Agreement and grant revenue from the Gates Foundation and CEPI.

Cost of Revenue: Cost of research and development revenue and cost of grant revenue for the three months ended June 30, 2025, increased to approximately $614,000 compared to $302,000 for the same period a year ago. The increase was related to the cost of grant revenue from the Gates Foundation and CEPI.

R&D Expenses: Research and development expenses for the three months ended June 30, 2025, increased to $629,000 compared to $516,000 for the same period a year ago. The increase was driven by a rise in the number of active internal research initiatives undertaken to expedite product development.

G&A Expenses: General and administrative expenses for the three months ended June 30, 2025, decreased by 10.6% to $1,437,000 compared to $1,608,000 for the same period a year ago. The decrease reflected reductions in business development and investor relations expenses of $82,000, accounting and legal expenses of $41,000, insurance expenses of $28,000, and management incentives of $22,000, partially offset by other expense increases of $2,000.

Loss from Operations: Loss from operations for the three months ended June 30, 2025, decreased to $1,729,000 compared to $2,043,000 for the same period a year ago.

Other Income (Expenses), Net: For the three months ended June 30, 2025, total other income (expenses), net, was an expense of $65,000 compared to an income of $3,000 for the same period a year ago.

Net Loss: Net loss for the three months ended June 30, 2025, decreased to $1,794,000 or (0.06) per share compared to $2,045,000, or (0.07) per share for the same period a year ago.

Conference Call Information

Date: Wednesday, August 13, 2025

Time: 5:00 p.m. Eastern Time

Dial-in numbers: Toll Free: 1-877-407-0784 or 1-201-689-8560

Conference ID: 13751388

Webcast Link: https://viavid.webcasts.com/starthere.jsp?ei=1706019&tp_key=4747da0ef3

An archive of the webcast will be available within 24 hours after completion of the live event and will be accessible on the Investor Relations section of the Company’s website at www.dyadic.com. To access the replay of the webcast, please follow the webcast link above.

About Dyadic Applied BioSolutions

Dyadic Applied BioSolutions is a global biotechnology company that uses its proprietary microbial platforms to produce recombinant proteins that are sold or licensed to partners across the life sciences, food and nutrition, and bio-industrial markets. These high-quality proteins are designed to enable customers to develop more efficient, scalable, and sustainable products. Dyadic’s C1 and Dapibus™ expression systems support flexible, cost-effective manufacturing, and are the foundation of a growing portfolio of commercial and partnered programs.

For more information, please visit http://www.dyadic.com.

Safe Harbor Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including those regarding Dyadic International’s expectations, intentions, strategies, and beliefs pertaining to future events or future financial performance, such as the success of our clinical trial and interest in our protein production platforms, our research projects and third-party collaborations, as well as the availability of necessary funding. Forward-looking statements involve many risks, uncertainties or other factors beyond Dyadic’s control. These factors include, but are not limited to, the following: (i) our history of net losses; (ii) market and regulatory acceptance of our microbial protein production platforms and other technologies; (iii) failure to commercialize our microbial protein production platforms or our other technologies; (iv) competition, including from alternative technologies; (v) the results of nonclinical studies and clinical trials; (vi) our capital needs; (vii) changes in global economic and financial conditions; (viii) our reliance on information technology; (ix) our dependence on third parties; (x) government regulations and environmental, social and governance issues; (xi) intellectual property risks; and (xii) our ability to comply with the listing standards of the Nasdaq Stock Market LLC. For a more complete description of the risks that could cause our actual results to differ from our current expectations, please see the section entitled “Risk Factors” in Dyadic’s annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the SEC, as such factors may be updated from time to time in Dyadic’s periodic filings with the SEC, which are accessible on the SEC’s website and at www.dyadic.com. All forward-looking statements speak only as of the date made, and except as required by applicable law, Dyadic assumes no obligation to publicly update any such forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in our expectations.

Contact:

Dyadic International, Inc.

Ping W. Rawson

Chief Financial Officer

Phone: (561) 743-8333

Email: ir@dyadic.com

DYADIC INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenues:
Research and development revenue	$213,449	$385,896	$396,549	$720,513
Grant revenue	503,181	—	$713,653	$—
License and milestone revenue	250,000	—	$250,000	$—
Total revenue	966,630	385,896	1,360,202	720,513

Costs and expenses:
Costs of research and development revenue	148,457	301,956	274,937	445,911
Costs of grant revenue	465,134	—	636,312	—
Research and development	629,379	515,629	1,124,358	1,038,352
General and administrative	1,436,630	1,607,756	3,032,968	3,396,350
Foreign currency exchange loss	16,098	3,146	23,170	8,049
Total costs and expenses	2,695,698	2,428,487	5,091,745	4,888,662

Loss from operations	(1,729,068)	(2,042,591)	(3,731,543)	(4,168,149)

Other income (expense):
Interest income	49,127	138,471	137,585	225,914
Gain on sale of Alphazyme	—	—	—	60,977
Interest expense	(89,456)	(88,634)	(178,699)	(110,273)
Interest expense - related party	(24,377)	(52,469)	(48,696)	(63,288)
Total other income (expense), net	(64,706)	(2,632)	(89,810)	113,330

Net loss	$(1,793,774)	$(2,045,223)	$(3,821,353)	$(4,054,819)

Basic and diluted net loss per common share	$(0.06)	$(0.07)	$(0.13)	$(0.14)

Basic and diluted weighted-average common shares outstanding	30,102,324	29,291,259	30,071,285	29,085,696

See Notes to Consolidated Financial Statements in Item 1 of Dyadic’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 13, 2025.

DYADIC INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$2,140,899	$6,506,750
Short-term investment securities	2,842,419	2,756,577
Restricted cash and cash equivalents, current	1,588,384	—
Interest receivable	34,736	24,248
Accounts receivable	715,317	237,027
Prepaid expenses and other current assets	84,984	303,066
Total current assets	7,406,739	9,827,668

Non-current assets:
Long-term investment securities	409,670	—
Restricted cash and cash equivalents, noncurrent	245,147	—
Operating lease right-of-use asset, net	65,961	92,211
Other assets	10,529	10,396
Total assets	$8,138,046	$9,930,275

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$738,794	$482,320
Accrued expenses	929,850	970,462
Deferred research and development obligations	1,833,531	833,813
Operating lease liability, current portion	57,577	54,249
Accrued interest	80,000	80,000
Accrued interest- related party	21,800	27,173
Total current liabilities	3,661,552	2,448,017

Non-current liabilities:
Convertible notes, net of issuance costs	3,930,170	3,911,471
Convertible notes, net of issuance costs - related party	1,070,971	1,065,876
Operating lease liability, net of current portion	5,054	34,621
Total liabilities	8,667,747	7,459,985

Commitments and contingencies (Note 5)

Stockholders’ equity:
Preferred stock, $.0001 par value:
Authorized shares - 5,000,000; none issued and outstanding	—	—

Common stock, $.001 par value:
Authorized shares - 100,000,000; issued shares - 42,389,300 and 42,089,301, outstanding shares - 30,135,798 and 29,835,799 as of June 30, 2025, and December 31, 2024, respectively	42,390	42,090

Additional paid-in capital	108,265,657	107,444,595
Treasury stock, shares held at cost - 12,253,502	(18,929,915)	(18,929,915)
Accumulated deficit	(89,907,833)	(86,086,480)
Total stockholders’ equity	(529,701)	2,470,290
Total liabilities and stockholders’ equity	$8,138,046	$9,930,275

See Notes to Consolidated Financial Statements in Item 1 of Dyadic’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 13, 2025.